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                                                                    EXHIBIT 99.2


                                Preliminary Copy

                            STERLING HOLDING COMPANY

                         31194 La Baya Drive, Suite 100
                                 P.O. Box 5069
                    Westlake Village, California 91362-4047

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


              FOR A SPECIAL MEETING TO BE HELD ON NOVEMBER 6, 2003



The undersigned hereby appoints Newell V. Starks and Joe D. Norwood or either of them as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all the shares of common stock and preferred stock of Sterling Holding Company held by the undersigned on September 26, 2003 at the Special Meeting of Shareholders to be held on Thursday, November 6, 2003 at the offices of Bartlit Beck Herman Palenchar & Scott at Courthouse Place, 54 West Hubbard Street #300, Chicago, Illinois, beginning at 9:00 a.m. local time or any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the joint proxy statement/prospectus furnished with this proxy card, subject to the directions indicated on this card, and at the discretion of the proxies for any other matters that may properly come before the meeting. If specific voting instructions are not given with respect to matters to be acted upon and the signed card is returned, the proxies will vote in accordance with the directors' recommendations provided below and at their discretion on any other matters that may properly come before the meeting.


    WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE VOTE YOUR SHARES
       PROMPTLY BY TELEPHONE OR BY MARKING, SIGNING, DATING AND RETURNING
                THE PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE.

Please sign your proxy card exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title, as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person and state your title.
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                                PRELIMINARY COPY

STERLING HOLDING COMPANY

[X] Please mark votes as in this example.

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STERLING HOLDING COMPANY
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
1. To adopt the Agreement and Plan of Merger, dated as of       FOR           AGAINST              ABSTAIN
July 2, 2003, among Stratos Lightwave, Inc., Sleeping Bear      [ ]           [ ]                  [ ]
Merger Corp., a wholly owned subsidiary of Stratos
Lightwave, Inc., and Sterling Holding Company;

2. To transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE
MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO
DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ACTIONS
DESCRIBED IN ITEM 1. IN THEIR DISCRETION, THE PROXIES ARE
AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY
COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR
POSTPONEMENT THEREOF.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD.

Signature: _________________ Date: _______________ Signature: _________________
Date: _______________